Exhibit 99.1

News Release
Corporate Headquarters
P.O. Box 269
San Antonio, TX 78291-0269
Phone: (210) 829-9000
Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
January 31, 2008	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER AND FULL YEAR

RESULTS

Note: Harte-Hanks will host a conference call to discuss the earnings release on January 31, 2008, at 10:00 a.m. CST. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 8699396, pass-code 121693. There will be an audio replay available shortly after the call through February 8, 2008. To access the audio replay, please call (800) 294-5428 for domestic callers and (203) 369-3232 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX – Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter and full year 2007 financial results. Fourth quarter diluted earnings per share were $0.39 on revenues of $303.0 million. These results compare to diluted earnings per share of $0.39 on $313.2 million in revenue for the fourth quarter of 2006.

The following table presents financial highlights of the Company’s operations for the fourth quarter of 2007. Full financial results are attached.

RESULTS FROM OPERATIONS (Unaudited)

(In thousands, except per share amounts)	Three Months Ended December 31,
	2007	2006	% Change
Operating revenues	$303,017	$313,240	-3.3%
Operating income	47,233	50,328	-6.1%
Net income	27,536	30,157	-8.7%
Diluted earnings per share	0.39	0.39	0.0%
Diluted shares (weighted average common and common equivalent shares outstanding)	70,261	77,786	-9.7%

For the year, diluted earnings per share were $1.26, on revenues of $1.16 billion. These 2007 results compare to diluted earnings per share of $1.39, on revenues of $1.18 billion in 2006.

For the three months ended December 31, 2007, the company generated free cash flow (defined below) of $29.9 million, down from $33.6 million in the fourth quarter of 2006.

The following table presents financial highlights of the Company’s operations for 2007. Full financial results are attached.

RESULTS FROM OPERATIONS (Unaudited)

(In thousands, except per share amounts)	Year Ended December 31,
	2007	2006	% Change
Operating revenues	$1,162,886	$1,184,688	-1.8%
Operating income	164,927	186,052	-11.4%
Net income	92,640	111,792	-17.1%
Diluted earnings per share	1.26	1.39	-9.4%
Diluted shares (weighted average common and common equivalent shares outstanding)	73,703	80,646	-8.6%

Commenting on the 2007 performance, President Dean Blythe said, “In 2007, the environment faced by our Shopper business was the most difficult we have seen since we went public in 1993. Given the magnitude and increasing rate of revenue decline throughout 2007, the actions we took on the cost side were insufficient to minimize the damage from the revenue shortfall. While Direct Marketing showed steady top line growth throughout 2007, it was at a rate less than we believe we can generate from this business over the longer term. Our 2007 combined revenues declined 1.8%, with operating income down 11.4%, and earnings per share down 9.4%.”

Discussing the fourth quarter performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer, said, “Direct Marketing revenue was up 4.1%, with EBITDA up 2.5% and operating income up 3.4% compared to the prior year’s fourth quarter. Our high tech/telecom and select verticals both had strong year-over-year double-digit revenue growth in the quarter, and our financial vertical had growth in the low-single digits over the prior year’s fourth quarter. Our retail vertical was down in the low-single digits, while the pharma/healthcare market showed a high-single digit revenue decline driven by difficult year-over-year comparisons in the healthcare segment of this vertical.”

Turning to Shoppers fourth quarter performance, Shepard said, “The Shoppers negative performance trend continued, with revenue down 15.8%, EBITDA down 22.3%, and operating income down 25.3% from the fourth quarter of 2006. We continue to face difficult revenue environments in California and Florida. As we indicated last quarter, the impact has become more pronounced throughout the year, and has affected virtually all revenue categories. We are continuing to reduce our cost base to reflect current revenue levels.”

Concluding, Blythe said, “Our earnings decline in 2007 was driven by the performance of our Shoppers business in a very difficult environment. And while Direct Marketing had a respectable year in 2007 given comparisons to others in the market, we did not generate strong enough revenue growth or any profit growth from this business to offset the weakness in our Shoppers segment.”

“We are continuing to streamline our businesses to become more efficient, reduce costs, and further improve the delivery of our services. As we look to 2008, we are all facing uncertain economic times. Based on what we know today, we do believe we will achieve better revenue and profit performance in Direct Marketing in 2008 than we delivered in 2007. We do not believe, however, that the Shoppers revenue environment in 2008 will improve in any meaningful fashion given the current cyclical issues impacting the California and Florida markets, and may in fact deteriorate from the current levels.”

“The fundamental services we provide in each of our businesses are essential to customers in any economic environment and even more so in uncertain economic times. Even in this environment, our businesses continue to be strong generators of cash, with $105.4 million of free cash flow in 2007. We will be vigilant in 2008 to respond quickly to market conditions and optimize the performance of and cash generation from each of our businesses.”

Fourth quarter corporate events:

•

Harte-Hanks paid a regular cash dividend of 7.0 cents per share in every quarter of 2007. On January 29, the Company announced a 7% increase in the quarterly dividend to 7.5 cents per share, effective with the dividend payable March 14, 2008 to shareholders of record on February 29, which is the thirteenth dividend increase since the Company’s 1993 IPO.

•

Harte-Hanks purchased 3.6 million shares of its common stock in the fourth quarter bringing the full year 2007 repurchase total to 8.4 million shares. On January 29, the Company announced that the Board had increased the share repurchase authorization by 12.5 million shares, bringing the total remaining repurchase authorization to approximately 15.2 million as of January 15, 2008. Since January 1997 the Company has acquired approximately 59.0 million shares (split adjusted) under its repurchase program.

About Harte-Hanks:

Harte-Hanks is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with approximately 13 million circulation each week in California and Florida. PennySaverUSA.com, the Web site of Harte-Hanks Shoppers, displays the ads published in the print versions of the PennySaverUSA.com and TheFlyer.com publications, and is a leader in the aggregation of online classified ads from free community papers and shoppers across the country.

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For more information, contact: President Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Year ended December 31,
In thousands, except per share data	2007	2006	2007	2006
Operating revenues	$303,017	$313,240	$1,162,886	$1,184,688
Operating expenses:
Labor	120,294	114,129	468,675	440,496
Production and distribution	104,508	116,197	402,793	433,592
Advertising, selling, general and administrative	21,901	23,447	89,787	90,516
Depreciation and amortization	9,081	9,139	36,704	34,032

	255,784	262,912	997,959	998,636

Operating income	47,233	50,328	164,927	186,052

Other expenses (income):
Interest expense	3,389	2,980	12,992	6,333
Interest income	(125)	(72)	(539)	(231)
Other, net	571	(141)	1,337	702

	3,835	2,767	13,790	6,804

Income before income taxes	43,398	47,561	151,137	179,248
Income tax expense	15,862	17,404	58,497	67,456

Net income	$27,536	$30,157	$92,640	$111,792

Basic earnings per common share	$0.39	$0.40	$1.28	$1.41

Weighted-average common shares outstanding	69,732	76,226	72,524	79,049

Diluted earnings per common share	$0.39	$0.39	$1.26	$1.39

Weighted-average common and common equivalent shares outstanding	70,261	77,786	73,703	80,646

Harte-Hanks, Inc.
Balance Sheet Data (Unaudited)
In thousands	December 31, 2007	December 31, 2006
Cash and cash equivalents	$22,847	$38,270
Long-term debt	259,125	205,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended December 31,			Year Ended December 31,
In thousands	2007	2006	% Change	2007	2006	% Change
OPERATING REVENUES:
Direct Marketing	$205,503	$197,480	4.1%	$732,461	$709,728	3.2%
Shoppers	97,514	115,760	-15.8%	430,425	474,960	-9.4%

Total operating revenues	$303,017	$313,240	-3.3%	$1,162,886	$1,184,688	-1.8%

OPERATING INCOME:
Direct Marketing	$36,428	$35,221	3.4%	$108,796	$109,458	-0.6%
Shoppers	13,769	18,440	-25.3%	70,784	88,814	-20.3%
General corporate expense	(2,964)	(3,333)	11.1%	(14,653)	(12,220)	-19.9%

Total operating income	$47,233	$50,328	-6.1%	$164,927	$186,052	-11.4%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,900	$7,044	-2.0%	$27,916	$25,921	7.7%
Shoppers	2,176	2,090	4.1%	8,768	8,093	8.3%
General corporate expense	5	5	0.0%	20	18	11.1%

Total depreciation and amortization	$9,081	$9,139	-0.6%	$36,704	$34,032	7.9%

Reconciliation of Net Income to Free Cash Flow
	Three months ended December 31,		Year Ended December 31,
In thousands	2007	2006	2007	2006
Net Income	$27,536	$30,157	$92,640	$111,792
Add: After-tax stock-based compensation (Note 1)	969	1,191	4,316	4,641
Add: depreciation and amortization	9,081	9,139	36,704	34,032
Less: capital expenditures	7,647	6,919	28,217	33,708

Free cash flow	$29,939	$33,568	$105,443	$116,757

Note 1: Pre-tax compensation expense was $1,527 and $1,878 for the three months ended December 31, 2007 and 2006, respectively.

Pre-tax compensation expense was $7,067 and $7,434 for the twelve months ended December 31, 2007 and 2006, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended December 31,		Year Ended December 31,
In thousands	2007	2006	2007	2006
Net Income	$27,536	$30,157	$92,640	$111,792
Add:Depreciation and amortization	9,081	9,139	36,704	34,032
Interest expense, net and non-operating, net	3,835	2,767	13,790	6,804
Income tax expense	15,862	17,404	58,497	67,456

EBITDA	$56,314	$59,467	$201,631	$220,084

EBITDA by Segment:
Direct Marketing	$43,328	$42,265	$136,712	$135,379
Shoppers	15,945	20,530	79,552	96,907
Corporate	(2,959)	(3,328)	(14,633)	(12,202)

	$56,314	$59,467	$201,631	$220,084